EXHIBIT 4.2
                                                                     -----------

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                             SEMOTUS SOLUTIONS, INC.

               Incorporated Under the Laws of the State of Nevada

No. A-1                                               45,000 Common Stock
                                                      Purchase Warrants

                          CERTIFICATE FOR COMMON STOCK
                                PURCHASE WARRANTS


         1. Warrants. This Warrant Certificate certifies that BATHGATE CAPITAL PARTNERS, LLC, or registered assigns (the "Holder"), is the registered owner of the above-indicated number of Warrants expiring on May 27, 2009 ("Expiration Date"). One (1) Warrant entitles the Holder to purchase one share of common stock, $.01 par value ("Share"), from Semotus Solutions, Inc., a Nevada corporation ("Company"), at a purchase price of $0.34 per share ("Exercise Price"), commencing May 27, 2004, and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon (or the Warrant Conversion Form in the case of a warrant conversion pursuant to Section 3(b) below) duly completed and executed with payment of the Exercise Price at the offices of the Company, 16400 Lark Ave., Suite 230, Los Gatos, CA 95032.

         2. Transfer of Warrants. The Warrants represented by this Warrant Certificate shall not be transferable except upon the death of the Holder and then only to the estate of the Holder or pursuant to the Holder's will or the applicable laws of descent and distribution.

         3. (a) Exercise of Warrant. The Warrant may be exercised in whole or in part at any time on or before the Expiration Date upon surrender of the Warrant in conjunction with Form of Election to Purchase and the payment at the Exercise Price stipulated above. If the Warrant is exercised in part, then the Holder shall be entitled to receive a new Warrant covering the remaining number of Warrant Shares not exercised.

                  (b) Conversion Right. In addition to and without limiting the rights of the Warrantholder under the terms of the Warrant, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Shares as provided in this Section 2.4 at any time or from time to time prior to its expiration. ) Upon exercise of the Conversion Right with respect to a particular number of Warrants (the "Converted Warrants"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Shares computed using the following formula:

                  X          =       Y(A-B)
                                     ------
                                        A

                  Where:   X = the number of Shares and/or Warrants to be issued
                               to the Holder;

                           Y = the number of Shares and/or Warrants to be
                               converted under this Warrant;

                           A = the Current Market Price of one share of Common
                               Stock; and

                           B = the Share Exercise Price.

         4. Expiration of Warrants. No Warrant may be exercised or converted after 5:00 p.m. Pacific Time on the Expiration Date and any Warrant not exercised or converted by such time shall become void, unless the Expiration Date of this Warrant is extended by the Company.

         5.Piggy Back Registration Rights.

                  (a) If (but without any obligation to do so) Company proposes to register any of the Shares on a registration statement (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares, a registration in which the only Shares being registered are Shares issuable upon conversion of debt securities that are also being registered, or if there is a managing underwriter of the offering of shares referred to in the registration statement and such managing underwriter advises the Company in writing that the Shares proposed to be included in the offering will have an adverse effect on its ability to successfully conclude the offering), Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within ten (10) days after mailing of such notice by Company, Company shall, subject to the final approval of the other holder(s) of securities (including the underwriter, if applicable) intended to be included on such registration statement, use all reasonable efforts to cause to be registered under the Act all of the Shares that the Holder has requested to be registered

                  (b) Unless otherwise approved by Company, the Holder shall have the right to include its Shares in no more than one registration statement filed by Company in accordance with this Section.

                  (c) Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration. The expenses of such withdrawn registration shall be borne by Company.

         6. Adjustment of Exercise Price. After each adjustment of the Exercise Price pursuant to this paragraph 5, the number of shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing such adjusted pertinent Exercise Price into the original pertinent Exercise Price. The pertinent Exercise Price shall be subject to adjustment as follows:

                  In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Exercise Price per share of Common Stock purchasable pursuant to the Warrants in effect at the time of such action shall be reduced proportionately and the number of shares purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price per share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof.

         7. Adjustments for Reorganization, Consolidation, Merger, or Sale of Assets. If at any time while the Warrant, or any portion thereof, remains outstanding and unexpired, should there occur a reorganization, merger, or consolidation; or should there occur a sale or transfer of the Company's assets or properties substantially in entirety as part of a reorganization, merger or consolidation, then lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of the Warrant, or any unexpired exercisable portion thereof, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, consolidation, merger, sale or transfer that the Holder would have been entitled to if the Warrant, or portions thereof, had been exercised immediately prior to the event. The foregoing shall apply similarly to any successive reorganizations, consolidations, mergers, sales or transfers that may occur while the Warrant, or any portion thereof, remains exercisable.

         8. Reservation of Stock Underlying the Warrant. At all times until the expiration of the Warrant, the Company will authorize, reserve, and keep available, solely for issuance and delivery upon the exercise of the Warrant, the shares of Common Stock of the Company that shall be receivable upon exercise of the Warrant.

         9. Underlying Stock to be Fully Paid and Non-Assessable. The Company covenants that the shares of Common Stock issuable upon exercise of the Warrant shall be duly and validly issued, fully paid, non-assessable, and free of any liens, charges, and all taxes with respect to the issue thereof.

         10. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or other method or venue, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but shall at all times, in good faith, take all such actions as may be necessary or appropriate in order to protect the rights of the Holder thereunder against impairment.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary.

         Dated: May 27, 2004

                             SEMOTUS SOLUTIONS, INC.
Attest:


/s/ Tali Durant                              By: /s/ Anthony N. LaPine
Tali Durant, Secretary                       Anthony N. LaPine, President

                          FORM OF ELECTION TO PURCHASE

             (To be executed by the Holder if he desires to exercise
              Warrants evidenced by the within Warrant Certificate)

To Semotus Solutions, Inc.:

         The undersigned hereby irrevocably elects to exercise ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $____________ and any applicable taxes.

         The undersigned requests that certificates for such shares be issued in the name of:

                                            PLEASE INSERT SOCIAL SECURITY OR
                                               TAX IDENTIFICATION NUMBER


-------------------------------             --------------------------------
(Please print name and address)

-------------------------------             --------------------------------

-------------------------------             --------------------------------

         If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

             -------------------------------------------------------

             -------------------------------------------------------

             -------------------------------------------------------
                         (Please print name and address)


Dated: ____________________     Signature: _____________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________

         SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

                           FORM OF ELECTION TO CONVERT
             (To be executed by the Holder if he desires to exercise
              Warrants evidenced by the within Warrant Certificate)

TO:      Semotus Solutions, Inc.

         Pursuant to Section 3(b) of the Warrant, he undersigned hereby irrevocably elects to convert ____________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________ full shares of Common Stock issuable upon conversion of said Warrants. A conversion calculation is attached hereto.

         The undersigned requests that certificates for such shares be issued in the name of:

                                            PLEASE INSERT SOCIAL SECURITY OR
                                               TAX IDENTIFICATION NUMBER

-------------------------------             ---------------------------------
(Please print name and address)

-------------------------------             ---------------------------------

         If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so converted be issued in the name of and delivered to:

             -------------------------------------------------------

             -------------------------------------------------------
                         (Please print name and address)

Dated: ____________________     Signature: _____________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:  __________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.

                        CALCULATION OF WARRANT CONVERSION
                        ---------------------------------

                  X =           Y(A-B)
                                ------
                                  A

                  Where:   X =  the number of Shares and/or Warrants to be
                                issued to the Holder;

                           Y = the number of Shares and/or Warrants to be converted under this Warrant;

                           A = the Current Market Price of one share of Common Stock; and

                           B =  the Share Exercise Price.

Fractional Converted Shares  =             (1)
                              --------------

(1)  <<Company>> to pay for fractional Shares in cash @ $             per Share.
                                                         -------------